AMENDMENT NO. 1
                                       TO
                           PURCHASE AND SALE AGREEMENT


     THIS AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT (this "Amendment") is executed as of this 25th day of May, 2007, by L.B. FOSTER COMPANY, a Pennsylvania corporation (the "Seller") and R.L.R. INVESTMENTS, L.L.C., an Ohio limited liability company (the "Buyer"), with reference to the following facts:

                                    RECITALS

     A. Seller and Buyer entered into that certain Purchase and Sale Agreement dated March 29, 2007 (the "Agreement"), whereby Buyer agreed to buy and Seller agreed to sell certain Property as defined therein.

     B. Seller and Buyer desire to amend the Agreement and extend the Review Period (as defined in the Agreement) for an additional thirty (30) days.

     C. Buyer and Seller desire to amend that certain Release and Settlement Agreement, dated July 5, 1984 between Seller and certain residential homeowners, which agreement is filed under Harris County Clerk's File No. J592773 and as Document ###-##-#### among the land records of Harris County, Texas, which is defined as the Southern Boundary Settlement Agreement on Exhibit B, Item 6 of the Agreement.

     D. All capitalized terms used herein, but not defined herein, shall have the same meanings as set forth in the Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties agree as follows:

     1. Notwithstanding any terms to the contrary contained in the Agreement, the Review Period under Paragraph 4(a) shall be extended from May 28, 2007 to June 27, 2007.

     2. Seller hereby agrees to allow Buyer to negotiate and attempt to modify the Southern Boundary Settlement Agreement with the residential homeowners to allow the loading and unloading of trucks on the parcel south of the railroad spur. Seller also agrees to cooperate and assist Buyer in modifying the terms of conditions of the Southern Boundary Settlement Agreement, including the execution of a modified agreement upon such terms as Seller shall approve in writing, provided that Seller shall not be required to incur any cost in doing so.

     3. In all other respects, the Agreement shall remain unmodified and in full force and effect.

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     4. This  Amendment may be executed in any number of  counterparts,  each of which counterpart shall be for all purposes deemed to be an original, but all of which counterparts shall together constitute but one and the same Agreement. A facsimile signature shall be as valid as an original signature.


                            [Signature page follows.]

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


                              SELLER:

                              L.B. FOSTER COMPANY

                              By: /s/ David J. Russo
                              ----------------------
                              Printed Name: David J. Russo
                                            --------------
                              Title: Senior Vice President, CFO & Treasurer
                                     --------------------------------------




                              BUYER:

                              R.L.R. INVESTMENTS, L.L.C.


                              By:/s/ Donald R. DeLuca
                              -----------------------
                              Donald R. DeLuca, Vice President & General Counsel